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                                                                   Exhibit 10.24

                            SECOND AMENDMENT TO LEASE

         (Phase 3 Science Center / Nastech Pharmaceutical Company, Inc.)

         THAT CERTAIN LEASE ("Lease") dated April 23, 2002, by and between PHASE 3 SCIENCE CENTER LLC, a Delaware limited liability company (formerly a California limited liability company), AHWATUKEE HILLS INVESTORS, LLC, an Arizona limited liability company, and J. ALEXANDER'S LLC, a Delaware limited liability company, as tenants in common (collectively, "Landlord"), and NASTECH PHARMACEUTICAL COMPANY, INC., a Delaware corporation ("Tenant"), for those certain Premises described in the Lease at 3450 Monte Villa Parkway, Bothell, Washington, as amended by that certain First Amendment to Lease dated effective July 1, 2003, is hereby amended by this Second Amendment to Lease (this "Second Amendment") on or about January 29, 2004, as follows:

         1.       PREMISES.

                  Section 1.1 is amended to add Space A to the Premises effective January 1, 2005, as shown on the schematic attached hereto as Exhibit "C", which supercedes and replaces the Exhibit "C" attached to the Lease, so that the Premises will consist of Spaces A, B, C, D and E as shown on Exhibit "C", which is the entirety of the Building.

         2.       RENTABLE AREA.

                  Sections 1.1 and 2.1.1 are amended to increase the Rentable Area of the Premises from 37,014 square feet to 51,000 square feet effective January 1, 2005, to reflect the addition of 13,986 square feet of Rentable Area in Space A.

         3. EXTENSION OF TERM. The term of the Lease shall be extended three (3) years, and the new Term Expiration Date shall be January 31, 2016.

         4.       BASIC ANNUAL RENT.

                  Sections 2.1.2 and 2.1.3, and any other affected provisions of the Lease, are amended as follows:

                  Basic Annual Rent otherwise payable under the Lease shall be increased effective January 1, 2005, by an amount equal to 13,986 square feet multiplied by the Basic Annual Rent per square foot payable for the balance of the Premises (Spaces B, C, D and E), such that the Basic Annual Rent per square foot of the additional space (Space A) shall be the same as the Basic Annual Rent per square foot of the balance of the space (Spaces B, C, D and E).

                  The Monthly Installments of Basic Annual Rent shall be one-twelfth (1/12) of the Basic Annual Rent as increased by the preceding paragraph.

                  The entire Basic Annual Rent as increased effective January 1, 2005, shall be subject to further annual adjustments pursuant to Section 6.1 of the Lease on each annual
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anniversary of the original Term Commencement Date.

If Tenant desires to lease Space A prior to January 1, 2005, and if Landlord agrees to lease Space A to Tenant prior to January 1, 2005, Space A shall be added to the Premises effective the date agreed to by the parties. In such event Tenant shall pay one-half (1/2) of the Basic Annual Rent otherwise payable for Space A through December 31, 2004, and 100% of Operating Expenses as set forth in Paragraph 5 hereof.

         5.       PRO RATA SHARE.

                  Sections 2.1.4 and 7.3(a) are amended to provide that Tenant's Pro Rata Share is increased to 100% effective January 1, 2005, so that commencing January 1, 2005 Tenant shall be responsible for the entirety of the Operating Expenses of the Project.

         6.       SECURITY DEPOSIT.

                  Section 2.1.6(b) and Article 9 are amended to provide that the Letter of Credit shall be increased from $648,210 to $998,210. Tenant shall deliver an additional or replacement Letter of Credit to Landlord no later than February 1, 2005 reflecting the increase, which additional or replacement Letter of Credit shall continue to be subject to the terms and conditions of Article 9 of the Lease.

         7.       CONSTRUCTION AND POSSESSION.

                  Possession of the additional Premises (Space A) shall be delivered to Tenant on January 1, 2005. Tenant accepts the additional Premises in their present, as-is condition. Improvements to the additional Premises, if any, shall be at the sole cost and expense of Tenant, and shall be governed by
Article 17 (Alterations) of the Lease. Landlord acknowledges that Landlord's obligation described in Article 14 (Conditions of Premises) of the Lease applies to the entire Premises.

         8.       COMMON AREAS AND PARKING FACILITIES.

                  The first sentence of Section 15.3 is amended to read as follows: As an appurtenance to the Premises, Tenant, and its employees and invitees, shall be entitled to use without charge all of the available parking spaces located on the Project.

         Terms with an initial capital letter which are not defined in this Second Amendment shall have the meanings given them in the Lease.

         In all other respects, the Lease as modified by the First Amendment shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment effective the date written above.
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LANDLORD:

Dated: February 17, 2004
       _________________

PHASE 3 SCIENCE CENTER LLC
A Delaware limited liability company

By:  Phase 3 Properties, Inc.
     A California corporation
     Its Manager

     By:  /s/ W. Neil Fox, III
          ______________________________
          W. Neil Fox, III
          Chief Executive Officer


TENANT:

Dated: February 6, 2004
       ________________

NASTECH PHARMACEUTICAL COMPANY, INC.
A Delaware corporation

By:  /s/ Gregory Weaver
     ______________________________
     Name:   Gregory L Weaver
     Title:  Chief Financial Officer